Exhibit 99.1

INCOME FUND

EIGHT B L.P.

PORTFOLIO OVERVIEW

SECOND QUARTER

2009

LETTER FROM THE CEOs                                                                                                                                           As of August 16, 2009

Dear investor in ICON Income Fund Eight B L.P.:

We write to briefly summarize our activity for the second quarter of 2009.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q, as well as our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of June 30, 2009, Fund Eight B was in its liquidation period.  During the remainder of the liquidation period, distributions that are generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity and equipment coming off lease is sold.  Throughout the quarter, we made distributions in the aggregate amount of $302,882.

Among the assets owned by Fund Eight B are interests in two aircraft that are subject to leases with Cathay Pacific Airways Limited, which are scheduled to come off lease during the second half of 2011. While the airline industry’s move toward more fuel efficient aircraft has impacted the value of the assets, we are hopeful that the recent drop in fuel prices combined with delays in the production and delivery of new wide-body aircraft are positive developments, which may ultimately improve our ability to sell the aircraft for a favorable sale price.

We also currently own various innovative telecommunications voice transport systems and high capacity conferencing servers, including equipment manufactured by Juniper Networks and Sonus Networks that are subject to a lease with Global Crossing.  This lease is set to expire in March 2011.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.  We look forward to sharing future successes.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Eight B L.P.

- Portfolio Overview Second Quarter 2009 -

We are pleased to present ICON Income Fund Eight B L.P.’s (the “Fund”) Portfolio Overview for the second quarter of 2009.  References to “we,” “us” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON Capital Corp.

The Fund

We raised $75,000,000 commencing with our initial offering on May 19, 2000 through the closing of the offering on October 17, 2001.  During the second quarter of 2009, we continued to operate in our liquidation period.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of June 30, 2009, our portfolio consisted primarily of the following investments.

•
Telecommunications equipment subject to a forty-eight month lease with Global Crossing Telecommunications, Inc.  We paid a purchase price of approximately $7,755,000 for the equipment and the lease is scheduled to expire on March 31, 2011.

•
Two Airbus A340-313X aircraft (B-HXM and B-HXN) leased to Cathay Pacific Airways Limited (“Cathay”).  We own all of the interests in the entity that owns B-HXM and have a 50% interest in B-HXN through a joint venture with ICON Income Fund Nine, LLC (“Fund Nine”), an entity also managed by our General Partner.  The combined purchase price of the interests in both aircraft was approximately $112,008,000, comprised of approximately $6,375,000 in cash and a non-recourse loan in the amount of approximately $105,633,000.  The original lease for the first aircraft (B-HXM) was due to expire on March 14, 2006, but was extended until October 1, 2011.  The original lease for the second aircraft (B-HXN) was due to expire on March 27, 2006, but was extended until July 1, 2011.  In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the respective lease expiration dates for each aircraft.

Revolving Line of Credit

We and Fund Nine, ICON Income Fund Ten, LLC, ICON Leasing Fund Eleven, LLC and ICON Leasing Fund Twelve, LLC, entities sponsored by our General Partner (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The interest rate at June 30, 2009 was 3.25%.  Aggregate borrowings under the Facility amounted to $10,330,000 at June 30, 2009, $885,000 of which was attributable to the Fund.

On August 12, 2009, the Borrowers and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”) entered into a Loan Modification Agreement with California Bank & Trust.  The changes to the Loan Agreement included an extension of the Facility from April 30, 2010 to June 30, 2011, the requirement that the interest rate on all current and future borrowings under the Facility will be not less than 4.0% per year, and the addition of Fund Fourteen as a permitted borrower under the Facility.

Transactions with Related Parties

Prior to May 1, 2006 and in accordance with the terms of our amended and restated agreement of limited partnership, we paid our General Partner (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the reinvestment period, of 3% of the purchase price of our investments.  In addition, our General Partner was reimbursed for certain administrative expenses incurred in connection with our operations.

Our General Partner performs certain services relating to the management of our equipment leasing and financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our General Partner and its affiliates that are necessary to our operations.  These costs include our General Partner’s and its affiliates legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Although our General Partner continues to provide the services described above, effective May 1, 2006, our General Partner waived its rights to future management fees and administrative expense reimbursements.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our General Partner in the amounts of $3,028 and $6,057 for the three and six months ended June 30, 2009, respectively. Additionally, our General Partner’s interest in our net loss for the three and six months ended June 30, 2009 was $565 and $679, respectively.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets
	June 30,
	2009	December 31,
	(unaudited)	2008
Current assets:
Cash and cash equivalents	$115,885	$167,128
Current portion of net investment in finance lease	2,144,796	2,009,175
Other current assets	38,166	68,751

Total current assets	2,298,847	2,245,054

Non-current assets:
Net investment in finance lease, less current portion	1,804,024	2,911,511
Leased equipment at cost (less accumulated depreciation of $31,830,505 and $29,921,414, respectively)	43,586,215	45,495,306
Investments in joint ventures	1,226,715	1,267,392
Other non-current assets, net	1,270,978	1,286,384

Total non-current assets	47,887,932	50,960,593

Total Assets	$50,186,779	$53,205,647

Liabilities and Partners' Equity

Current liabilities:
Current portion of non-recourse long-term debt	$4,004,664	$4,029,270
Revolving line of credit, recourse	885,000	1,185,000
Deferred revenue	531,818	450,000
Due to affiliates	143,070	143,070
Accrued expenses and other current liabilities	196,690	336,796

Total current liabilities	5,761,242	6,144,136

Non-current liabilities:
Non-recourse long-term debt, less current portion	36,354,709	38,317,033

Total Liabilities	42,115,951	44,461,169

Commitments and contingencies

Partners' Equity:
Limited Partners	8,639,179	9,306,093
General Partner	(568,351)	(561,615)

Total Partners' Equity	8,070,828	8,744,478

Total Liabilities and Partners' Equity	$50,186,779	$53,205,647

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue:
Rental income	$1,594,091	$1,594,091	$3,188,182	$3,188,182
Finance income	141,936	205,342	300,563	425,198
Loss from investments in joint ventures	(21,677)	(2,009,165)	(40,677)	(2,050,851)
Interest and other income	-	23	-	343

Total revenue (loss)	1,714,350	(209,709)	3,448,068	1,562,872

Expenses:
Depreciation and amortization	962,177	964,068	1,925,251	1,931,952
Impairment loss	-	3,888,367	-	3,888,367
Interest	653,502	719,349	1,302,054	1,439,352
General and administrative	155,136	94,427	288,648	438,405

Total expenses	1,770,815	5,666,211	3,515,953	7,698,076

Net loss	$(56,465)	$(5,875,920)	$(67,885)	$(6,135,204)

Net loss allocable to:
Limited Partners	$(55,900)	$(5,817,161)	$(67,206)	$(6,073,852)
General Partner	(565)	(58,759)	(679)	(61,352)

	$(56,465)	$(5,875,920)	$(67,885)	$(6,135,204)

Weighted average number of units of limited
partnership interests outstanding	740,380	740,380	740,380	740,442

Net loss per weighted average
unit of limited partnership interests	$(0.08)	$(7.86)	$(0.09)	$(8.20)

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Changes in Partners' Equity

	Units of Limited			Total
	Partnership	Limited	General	Partners'
	Interests	Partners	Partner	Equity
Balance, December 31, 2008	740,380	$9,306,093	$(561,615)	$8,744,478

Cash distributions to partners	-	(299,854)	(3,029)	(302,883)
Net loss	-	(11,306)	(114)	(11,420)

Balance, March 31, 2009 (unaudited)	740,380	8,994,933	(564,758)	8,430,175

Cash distributions to partners	-	(299,854)	(3,028)	(302,882)
Net loss	-	(55,900)	(565)	(56,465)

Balance, June 30, 2009 (unaudited)	740,380	$8,639,179	$(568,351)	$8,070,828

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(67,885)	$(6,135,204)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Rental income paid directly to lenders by lessees	(3,270,000)	(3,270,000)
Finance income	(300,563)	(425,198)
Loss from investments in joint ventures	40,677	2,050,851
Depreciation and amortization	1,925,251	1,931,952
Impairment loss	-	3,888,367
Interest expense on non-recourse financing paid directly to lenders by lessees	1,265,431	1,401,003
Interest expense from amortization of debt financing costs	17,074	9,333
Changes in operating assets and liabilities:
Collection of finance leases	1,256,269	1,256,268
Other assets	28,917	(13,104)
Deferred revenue	81,818	81,818
Accrued expenses and other current liabilities	(122,467)	52,920

Net cash provided by operating activities	854,522	829,006

Cash flows from investing activities:
Investment in joint ventures	-	(15,000)

Net cash used in investing activities	-	(15,000)

Cash flows from financing activities:
Repayment of revolving line of credit	(300,000)	-
Cash distributions to partners	(605,765)	(1,028,418)
Units of limited partnership interests redeemed	-	(3,473)

Net cash used in financing activities	(905,765)	(1,031,891)

Net decrease in cash and cash equivalents	(51,243)	(217,885)
Cash and cash equivalents, beginning of the period	167,128	414,156

Cash and cash equivalents, end of the period	$115,885	$196,271

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2009	2008
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$19,549	$38,530

Supplemental disclosure of non-cash operating activities:
Principal and interest paid on non-recourse long-term debt directly to
lenders by lessees	$3,270,000	$3,270,000

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.